Exhibit 10.1

AMENDED AND RESTATED
NEOSTEM, INC. 2009 EQUITY COMPENSATION PLAN

1.           Purposes of the Plan.  The purposes of this Amended and Restated NeoStem, Inc. 2009 Equity Compensation Plan (as amended and restated as of October 5, 2012), subject to stockholder approval at the 2012 annual meeting of stockholders on October 5, 2012 (the “Plan”) are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Parent or Subsidiary.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.  Stock Awards, Unrestricted Shares and Stock Appreciation Rights may also be granted under the Plan. Effective October 5, 2012 (the “Merger Date”), the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “non-U.S. Plan”) was merged with and into the Plan. All options and awards outstanding under the non-U.S. Plan as of the Merger Date shall continue to be outstanding in accordance with and subject to the terms of this Plan and the terms and conditions of the applicable grant or award agreements. For purposes of such grant or award agreements, any and all references to the non-U.S. Plan shall be deemed to be references to this Plan.1

2.           Definitions.  As used herein, the following definitions shall apply:

“Administrator” means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means an Option, a Stock Award, a Stock Appreciation Right and/or the grant of Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause”, with respect to any Service Provider, means (unless otherwise determined by the Administrator) such Service Provider's (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Service Provider's duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Service Provider's work performance; or (vi) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Service Provider for the benefit of the Company, all as reasonably determined by the Committee, which determination will be conclusive.  Notwithstanding the foregoing, if a Service Provider and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement, advisory agreement or other similar agreement that specifically defines “cause,” then with respect to such Service Provider, “Cause” shall have the meaning defined in that employment agreement, consulting agreement, advisory agreement or other agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

“Company” means Neostem, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee or a Director.

1By action of the Administrator on December 15, 2010, all options granted to consultants shall carry a term of three years unless otherwise expressly provided in the applicable Grant Agreement.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including officers and Directors, serving as an employee of the Company or any Parent or Subsidiary.  An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor.  For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan.  Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NYSE Amex, Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, or any successor to any of them, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation, Yahoo! Finance;

(ii)           if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation Yahoo! Finance; or

(iii)           if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

“Grant Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option or Stock Appreciation Right grant.  Each Grant Agreement shall be subject to the terms and conditions of the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant, Stock Award grant or grant of Unrestricted Shares or Stock Appreciation Rights.  The Notice of Grant applicable to Stock Options or Stock Appreciation Rights shall be part of the Grant Agreement.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Stock” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option granted under the Plan.

“Parent” means a “parent corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, Restricted Stock, a Stock Award, Unrestricted Shares or a Stock Appreciation Right granted or issued pursuant to the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

“Stock Appreciation Right” means a right awarded pursuant to Section 14 of the Plan.

“Stock Award” means an Award of Shares pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Subsidiary” means a “subsidiary corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.           Stock Subject to the Plan.  Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,995,000 Shares, all of which may be issued in respect of Incentive Stock Options.  The Shares may be authorized but unissued, or reacquired, shares of Common Stock.  The maximum number of Shares subject to Options and Stock Appreciation Rights which may be issued to any Participant under the Plan during any calendar year is 400,000 Shares. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of Restricted Stock or Shares underlying a Stock Award are forfeited or reacquired by the Company, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. All options and awards granted or awarded under the non-U.S. Plan on or prior to the Merger Date shall be treated as having been granted or awarded under this Plan for purposes of determining the number of Shares available for issuance under this Plan in accordance with this Section 3.

4.           Administration of the Plan.

(a)       Appointment.  The Plan shall be administered by a Committee to be appointed by the Board, which Committee shall consist of not less than two members of the Board and shall be comprised solely of members of the Board who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Exchange Act and outside directors within the meaning of Department of Treasury Regulations issued under Section 162(m) of the Code.  The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising; by resignation, death, removal, or otherwise.  Meetings shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

(b)      Powers of the Administrator.  The Administrator shall have the authority, in its discretion:

(i)              to determine the Fair Market Value of Shares;

(ii)             to select the Service Providers to whom Options, Stock Awards, Unrestricted Shares and/or Stock Appreciation Rights may be granted hereunder;

(iii)            to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)            to approve forms of agreement for use under the Plan;

(v)             to determine the terms and conditions, not inconsistent with the terms of the Plan or of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Appreciation Right or Stock Award, or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)            to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)          to modify or amend each Award (subject to Section 19(c) of the Plan), including the discretionary authority to extend, subject to the terms of the Plan, the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in a Grant Agreement and to accelerate the time at which any outstanding Option or Stock Appreciation Right may be exercised;

(ix)             to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option or Stock Appreciation Right, upon vesting of a Stock Award, or upon the grant of Unrestricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x)             to reduce the exercise price of any Option or Stock Appreciation Right;

(xi)            to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii)           to make all other determinations deemed necessary or advisable for administering the Plan.

(c)       Effect of Administrator's Decision.  The Administrator's decisions, determinations and interpretations shall be final and binding on all holders of Awards and Restricted Stock.  None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

(d)       Delegation of Grant Authority.  Notwithstanding any other provision in the Plan, the Board may authorize the Company's Chief Executive Officer or another executive officer of the Company or a committee of such officers (“Authorized Officers”) to grant Options under the Plan; provided, however, that in no event shall the Authorized Officers be permitted to grant Options to (i) any Director, (ii) any person who is identified by the Company as an executive officer of the Company or who is subject to the restrictions imposed under Section 16 of the Exchange Act, (iii) any person who is not an employee of the Company or any Subsidiary, or (iv) such other person or persons as may be designated from time to time by the Board.  If such authority is provided by the Board, the Board shall establish and adopt written guidelines setting forth the maximum number of shares for which the Authorized Officers may grant Options to any individual during a specified period of time and such other terms and conditions as the Board deems appropriate for such grants.  Such guidelines may be amended by the Board prospectively at any time.  Subject to the foregoing, the Authorized Officers shall have the same authority as the Administrator under this Section 4 with respect to the grant of Options under the Plan.

5.           Eligibility.  Nonstatutory Stock Options, Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.           Limitations.

(a)         Each Option shall be designated in the Grant Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.  In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary.  For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)         Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

7.           Term of the Plan.  Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8.           Term of Options.  Unless otherwise provided in the applicable Grant Agreement, the term of each Option granted to anyone other than a Consultant shall be ten (10) years from the date of grant and the term of each Option granted to any Consultant shall be five (5) years from the date of grant.  In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.  However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.

9.           Option Exercise Price; Exercisability.

(a)         Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)         In the case of an Incentive Stock Option

(A)          granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, or

(B)          granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)         In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator; provided, however, that in the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price of a Nonstatutory Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant, as determined by the Administrator in good faith.

(iii)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% (or 110%, if clause (i)(A) above applies) of the Fair Market Value per Share on the date of grant pursuant to a merger or other comparable corporate transaction.

(b)         Exercise Period and Conditions.  At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)         Reload Options.  The Administrator may grant Options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of Common Stock (as set forth in Section 10(f)) or by having  the  Company reduce the number of shares otherwise issuable to an Optionee (as provided for in Section 10(f)) (a “Net Exercise”).  The Grant Agreement for the Options containing the reload feature shall provide that the Option holder shall receive, contemporaneously with the payment of the exercise price in shares of Common  Stock or in the event of a Net Exercise, a reload stock option (the “Reload Option”) to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common  Stock used to exercise the Option (or not issued in the case of a Net Exercise), and (ii) with respect to Nonstatutory Stock Options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Nonstatutory Stock Option.  The  terms of the Plan applicable to the Option shall be equally applicable to the Reload Option with the following  exceptions: (i) the exercise price per share of Common Stock deliverable upon the exercise of the Reload Option, (A) in the case of a Reload Option which is an Incentive Stock Option being granted to a 10% Stockholder, shall be one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option, and (B) in the case of a Reload Option which is an Incentive Stock Option being granted to a person other than a 10% Stockholder or is a Nonstatutory Stock Option, shall be the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option (including a Reload Option) which gave rise to the Reload Option.  The Reload Option shall be evidenced by an appropriate amendment to the Grant Agreement for the Option which gave rise to the Reload Option.  In the event the exercise  price of an Option containing a reload feature is paid by check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

10.           Exercise of Options; Consideration.

(a)         Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Grant Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.  An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Grant Agreement and Section 10(f) of the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)         Termination of Relationship as a Service Provider.  Unless otherwise specified in the Grant Agreement or provided by the Administrator, if an Optionee ceases to be a Service Provider, other than as a result of (x) the Optionee's death or Disability, or (y) termination of such Optionee's employment or relationship with the Company with Cause, or (z) the Optionee's voluntary termination of employment other than as a result of retirement, the Optionee may exercise his or her Option for up to ninety (90) days following the date on which the Optionee ceases to be a Service Provider to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the date that the Optionee ceases to be a Service Provider the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.  An Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Subsidiary be considered a termination of employment; however, if an Optionee holding Incentive Stock Options ceases being an Employee but continues as a Service Provider, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options three months after the date of such cessation.

(c)         Disability of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option, to the extent the

Option is vested on the date that the Optionee ceases to be a Service Provider, up until the one-year anniversary of the date on which the Optionee ceases to be a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the Optionee ceases to be a Service Provider, the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d)         Death of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee dies while a Service Provider, the Option may be exercised, to the extent that the Option is vested on the date of death, by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance up until the one-year anniversary of the Optionee's death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).  If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Option is not so exercised in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e)         Termination for Cause or Voluntary Termination. If a Service Provider's relationship with the Company is terminated for Cause, or if a Service Provider voluntarily terminates his or her relationship with the Company other than as a result of retirement, then, unless otherwise provided in such Service Provider's Grant Agreement or by the Administrator, such Service Provider shall have no right to exercise any of such Service Provider's Options at any time on or after the effective date of such termination.

(f)         Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)          cash;

(ii)         check;

(iii)        other Shares which (A) in the case of Shares acquired upon exercise of an option at a time when the Company is subject to Section 16(b) of the Exchange Act, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)        consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)         a reduction in the number of Shares otherwise issuable by a number of Shares having a Fair Market Value equal to the exercise price of the Option being exercised;

(vi)        any combination of the foregoing methods of payment; or

(vii)       such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.           Stock Awards.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant.  Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual.  The grant of Stock Awards under this Section 11 shall be subject to the following provisions:

(a)  At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award.  The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives.  None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)  The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant.  The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee's benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)  Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares.  All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.

(d)  Any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee voluntarily terminates employment with the Company or its subsidiaries or resigns or voluntarily terminates his consultancy or advisory arrangement or directorship with the Company or its subsidiaries, or if the Stock Awardee's employment or the consultant's or advisor's consultancy or advisory arrangement or directorship is terminated for Cause, in each case prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares.  Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.  If the Stock Awardee's employment, consultancy or advisory arrangement or directorship terminates for any other reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise.

(e)  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee's request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his beneficiary or estate, as the case may be.

(f)  Prior to the delivery of any shares of Common Stock in connection with a Stock Award under this Section 11, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with a Stock Award, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

12.           Restricted Stock Units.  The Committee may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Committee sets forth in a Stock Award Agreement evidencing such grant.  “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares of Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Committee at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law).  Prior to delivery of shares of Common Stock with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a stockholder of the Company.

Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of shares of Common Stock that are equal to the number of Restricted Stock Units that became vested.  To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Committee.

Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee's employment or service with the Company or its Subsidiaries terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the award.

Prior to the delivery of any shares of Common Stock in connection with an award of Restricted Stock Units, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with an award of Restricted Stock Units, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

13.           Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)  The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b)  The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

(c)  Prior to the delivery of any Unrestricted Shares, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of Unrestricted Shares otherwise deliverable, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

14.           Stock Appreciation Rights.  A Stock Appreciation Right may be granted by the Committee either alone, in addition to, or in tandem with other Awards granted under the Plan.  Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:

(a)  Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Committee.

(b)  The Award Date (i.e., the date of grant) of a Stock Appreciation Right shall be the date specified by the Committee, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted.  The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider.  The term of each Stock Appreciation Right shall be determined by the Committee, but shall not exceed ten years from the date of grant.  Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Committee.  Unless otherwise specified by the Committee, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

(c)  A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Committee.  As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof.

(d)  A Stock Appreciation Right shall be exercisable for Shares only.  The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:

(i)  the number of Shares for which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the “appreciation per Share” shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to an Option, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by

(ii)  the Fair Market Value of a Share on the exercise date.

15.           Non-Transferability.  Unless determined otherwise by the Administrator, an Option or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  If the Administrator makes an Option or Stock Appreciation Right transferable, such Option or Stock Appreciation Right shall contain such additional terms and conditions as the Administrator deems appropriate.  Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Grant Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.  During the period when Shares of Restricted Stock and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16.           Adjustments Upon Changes in Capitalization; Change in Control Provisions.

(a)         Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Appreciation Right and Stock Award, the number of Shares of Restricted Stock outstanding and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Appreciation Rights or Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Appreciation Right or Stock Award, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.  Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into sub-shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock then subject to outstanding Options and Stock Appreciation Rights.

(b)     Change in Control Provisions.

(i)    Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award, the Participant shall be entitled to the following benefits:

(1)    All outstanding Options and Stock Appreciation Rights of such Participant, if any, granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety.

(2)    All unvested Stock Awards, Restricted Stock Units, restricted stock, performance-based Awards, and other Awards shall become fully vested upon a Change in Control, including without limitation, the following: (i) the restrictions to which any shares of restricted stock of a Participant granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control, and (ii) the conditions required for vesting of any unvested performance-based Awards shall be deemed to be satisfied upon such Change in Control.

(ii)    Change in Control. A “Change in Control” shall mean the occurrence of any of the following:

(1)    any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) of the total combined voting power of the Company's then outstanding securities;

(2)    the merger, consolidation or other business combination of the Company (a “Transaction”), other than (A) a Transaction involving only the Company and one or more of its subsidiaries, or (B) a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (1) above) becomes the beneficial owner of securities of the resulting entity representing more than twenty-five percent (25%) of the voting power in the resulting entity;

(3)    during any period of two (2) consecutive years beginning on or after the date of the approval of this Amended and Restated Plan by the stockholders (i.e., October 5, 2012) (the “Effective Date”), the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) ceasing

(for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

(4)    the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.

17.           Substitute Options.  In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option.  Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

18.           Date of Grant.  The date of grant of an Option, Stock Appreciation Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19.           Amendment and Termination of the Plan.

(a)         Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)         Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)         Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any grantee, unless mutually agreed otherwise between the grantee and the Administrator, which agreement must be in writing and signed by the grantee and the Company.  Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.           Conditions Upon Issuance of Shares.

(a)         Legal Compliance.  Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right unless such grant or the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations.  As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Option or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)         Additional Conditions.  The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

(d)         Trading Policy Restrictions.  Option and or Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21.           Performance Goals.  The Administrator, in its discretion, shall in the case of Awards (including, in particular, Awards other than Options and Stock Appreciation Rights) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Grants”) (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the grant of a Stock Award intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, the Administrator shall have certified that any applicable Performance Goals, and other material terms of the Stock Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 21 may be established by the Administrator with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

22.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.           Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted.  Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.  Notwithstanding any provision in the Plan to the contrary, any exercise of an Option or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 23 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 23.

24.           Withholding; Notice of Sale.  The Company shall be entitled to withhold from any amounts payable to an Employee or other Service Provider any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

25.           Governing Law.  This Plan shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.

EXHIBIT A

PERFORMANCE CRITERIA

Performance Based Grants intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Administrator and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Administrator. Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof:

•	pre-tax income,

•	after-tax income,

•	net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

•	operating income or profit,

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

•	earnings per share (basic or diluted),

•	return on equity,

•	returns on sales or revenues,

•	return on invested capital or assets (gross or net),

•	cash, funds or earnings available for distribution,

•	appreciation in the fair market value of the Common Stock,

•	operating expenses,

•	implementation or completion of critical projects or processes,

•	return on investment,

•	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

•	net earnings growth,

•	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an Award and during the applicable period),

•	related return ratios,

•	increase in revenues,

•	net earnings,

•	changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock,

•	number of securities sold,

•	earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company's financial reports for the applicable period,

•
total revenue growth (meaning the increase in total revenues after the date of grant of an Award and during the applicable period, as reflected in the Company's financial reports for the applicable period),

•	economic value created,

•	operating margin or profit margin,

•	Share price or total shareholder return,

•	cost targets, reductions and savings, productivity and efficiencies,

•
strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

•
objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

•	any combination of, or a specified increase or improvement in, any of the foregoing.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator.

The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

To the extent permitted by Section 162(m) of the Code, unless the Administrator provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate and may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.